Exhibit 99.1

ERBA DIAGNOSTICS, INC. APPOINTS

MOHAN GOPALKRISHNAN AS CHIEF EXECUTIVE OFFICER

AND PRAKASH PATEL AS CONTROLLER

MIAMI LAKES, FL, May 27, 2014 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, has appointed Mohan Gopalkrishnan as Chief Executive Officer and Prakash Patel as Controller of ERBA Diagnostics, both effective as of June 1, 2014. Mr. Mohan is currently Vice President – Operations of ERBA Diagnostics. Mr. Patel is currently the Assistant Controller, Principal Financial Officer and Principal Accounting Officer of ERBA Diagnostics. Each of Mr. Mohan and Mr. Patel will continue to be based in ERBA Diagnostics’ Miami Lakes headquarters.

Sanjiv Suri, the Interim Chief Executive Officer of ERBA Diagnostics has delivered notice to the Company of his intention to resign, effective as of June 1, 2014. Suresh Vazirani, Executive Chairman of the Board of Directors of ERBA Diagnostics, said “Sanjiv Suri did an excellent job as Interim Chief Executive Officer of ERBA Diagnostics and we appreciate his hard work, dedication and service. We wish him the best of luck in his future endeavors.”

Mr. Mohan has over 30 years of experience in the diagnostics and medical devices industry. He has served as the Vice President – Operations of ERBA Diagnostics since October 2012. Prior to joining ERBA Diagnostics, Mr. Mohan spent 15 years with Becton Dickinson in a number of leadership roles including as Senior Director with global responsibility for the pre-analytical systems business unit, Business Director of the Asia-Pacific region, ERP Leader of the Asia-Pacific region and General Manager of the medical/surgical division.

Mr. Vazirani continued, “We are delighted at Mohan’s appointment as CEO. His experience, leadership, hard-work and commitment will set ERBA Diagnostics on a growth path.”

Mr. Patel has served as Assistant Controller of ERBA Diagnostics since June 3, 2013, and as the Principal Financial Officer and Principal Accounting Officer of ERBA Diagnostics since June 30, 2013. Prior to his employment with ERBA Diagnostics, Mr. Patel was Controller of Perry Baromedical Corporation from 2011 to May 2013, and Corporate Controller of PostiveID Health Care Products from 2007 to 2011.

Mr. Vazirani continued, “Prakash Patel’s appointment as Controller is a big step forward in achieving significant cost reduction along with strong financial and accounting compliance.”

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, clinical chemistry, hematology and diabetes through its six subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), ImmunoVision, Inc. (U.S.), Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.), and Erba Diagnostics Mexico S.A. (Latin America).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation: the risks and uncertainties associated with ERBA Diagnostics’ business strategies, including, without limitation, the risk Mr. Mohan’s appointment may not be a catalyst for change, may not set ERBA Diagnostics on a growth path, may not have a positive impact on its success or that such business strategies may not otherwise be successful or lead to ERBA Diagnostics achieving improved efficiencies, sales or operating results; the risk Mr. Patel’s appointment may not be a catalyst for change, may not result in a significant cost reduction, may not result in strong financial and accounting compliance, may not have a positive impact on its success or that such business strategies may not otherwise be successful or lead to ERBA Diagnostics achieving improved efficiencies, sales or operating results; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Company Contact:

Mohan Gopalkrishnan

Vice President Operations

Tel: 305 418 2320 x 319